UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2015
______________
CAPITAL PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)
______________
Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
 (Address of principal executive offices)
(401) 435-7171
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)            Election of Directors.  On April 28, 2015, Capital Properties, Inc. (the “Registrant”) held its 2015 Annual Meeting of Shareholders (the “Meeting”) in Providence, Rhode Island.  Of the 6,599,912 shares of the Registrant’s Class A common stock outstanding as of the record date, 5,367,079 shares of Class A common stock were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to elect five directors to serve for terms of one year and until their successors are elected and qualified.  The voting results from the Meeting were as follows:

ELECTION OF DIRECTORS:

	For	Withheld
Alfred J. Corso	5,364,393	2,686
Robert H. Eder	5,310,304	56,775
Harris N. Rosen	5,364,546	2,533
Steven G. Triedman	5,364,678	2,401
Todd D. Turcotte	5,310,304	56,775

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: April 30, 2015	By:	/s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer

2